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                                                                   EXHIBIT 10.13

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                                OPTION AGREEMENT


                                    BETWEEN


                             HORIZON OFFSHORE, INC.


                                      and


                              DSND OCEANTECH, LTD.

================================================================================
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                                OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement"), dated as of December 4, 1997, is by and between Horizon Offshore, Inc., a Delaware corporation ("Horizon"), and DSND Oceantech, Ltd., an English corporation ("DSND").

                              W I T N E S S E T H:

     WHEREAS, DSND is the owner of a deck-mounted 12-man, 1,000 foot saturation diving system described more fully in Exhibit "A" attached hereto (the "Sat System"); and

     WHEREAS, upon the terms and subject to the conditions of this Agreement, DSND desires to grant an option to, and Horizon desires to receive an option to purchase, the Sat System.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.    Grant.   DSND hereby grants to Horizon an irrevocable option
(the "Option") to purchase the Sat System for US $4,000,000. The Option may be exercised at any time beginning on the date that Horizon's common stock commences trading on the Nasdaq National Market or another securities exchange in the United States at any time during 1998 following a firm commitment underwritten offering of common stock of Horizon and expiring 90 days thereafter (the "Option Period").

      Section 2. Exercise of Option. Horizon may exercise all or any part of the Option at any time during the Option Period by providing DSND not less than ten days notice of the date that the Closing (as hereinafter defined) shall occur.

      Section 3.    Closing; Payment.

          (a) The closing (the "Closing") of the purchase of the Sat System shall take place at the offices of Horizon at 9821 Katy Freeway, Suite 450, Houston, Texas 77024 at such date as Horizon may specify pursuant to Section 2.

          (b) Payment. At the Closing, Horizon shall pay to or for the account of DSND by wire transfer US $4,000,000.

          (c) Closing Deliveries. At the Closing, DSND shall deliver to Horizon, or to such wholly-owned subsidiary of Horizon as Horizon may request, the following:

          (a) A bill of sale in the form attached hereto as Exhibits "B" transferring legal title to the Sat System with warranties free from all mortgages, security interest, duties, claims, liens, libels and similar encumbrances of any kind (collectively, "Encumbrances") dated and effective as of the Closing;
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               (b) Releases of any recorded Encumbrances on the Sat System; and

               (c) To the extent not previously delivered to Horizon, copies of all certificates of regulatory bodies, plans, drawings and other technical documents, logs and instructional manuals for the Sat System.

      Section 4. Conditions. Notwithstanding anything to the contrary herein, DSND agrees that the Sat System shall, at the Closing, be in substantially the same condition as on the date hereof, ordinary wear and tear excepted. If the Sat System shall suffer any damage (other than an actual or constructive total loss) and such damage or loss is not repaired prior to the Closing, then DSND agrees to be responsible following the Closing (it being the intent of Horizon and DSND that the Closing not be delayed as a result of the need to make any such repairs) for such repairs to the Sat System.

      Section 5.    Miscellaneous.

          (a) Further Assurances After the Closing, DSND will execute and deliver to Horizon such additional instruments of conveyance, and DSND shall take such other and further actions as Horizon may reasonably request to more completely sell, transfer, and assign to Horizon and vest in Horizon such title to the Sat System as provided for in this Agreement.

          (b) Expenses. Horizon and DSND shall each pay their own out-of-pocket fees and expenses arising in connection with any transactions contemplated by this Agreement.

          (c) Notices. All notices and other communications hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (i) personal delivery to the designated person, (ii) certified or registered mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier service (against a receipt therefor) or (iv) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

     If to Horizon, to:

     Horizon Offshore, Inc.
     9821 Katy Freeway, Suite 450
     Houston, Texas   77024
     Attention:   Bill Lam
     Facsimile transmission No.:   713-365-0989

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     if to DSND, to:

     DSND Oceantech, Ltd.
     Radhusgt 23
     P. O. Box 752 Sentrum
     0106 Oslo, Norway
     Attention:
     Facsimile transmission No.: 47 22 41 86 50

          (d) Entire Agreement. This Agreement (including exhibits) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof. The Exhibits to this Agreement are a part of this Agreement as if fully set forth herein.

          Section (e)    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                 HORIZON OFFSHORE, INC.


                                 By:  /s/ Bill Lam
                                    --------------------------------
                                          Bill Lam
                                          President

                                 DSND OCEANTECH, LTD.


                                 By:/s/ Dirk Blaauw
                                    ---------------------------------
                                    Name:  Dirk Blaauw
                                    Title:  Chief Financial Officer

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                         *****************************

                     The exhibit to the Option Agreement has
                       been omitted and will be furnished
                     to the Commission's staff upon request

                         *****************************


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